INDEPENDENT CONSULTING SERVICES AGREEMENT

This Agreement is between Protalex, Inc., a Delaware corporation, and its successors or assignees (the “Company”) located at 145 Union Square Drive, New Hope, PA 18938 and the undersigned and its authorized successors  marc rose (“Consultant”), and entered into effective as of  June 30, 2009 (the “Effective Date”).

1.	Engagement of Services.

The Company hereby retains Consultant as an independent Consultant for the Company to perform the services described on Exhibit A attached hereto from July 1, 2009, as well as such other services as may be reasonably requested from time to time by the Company in writing with the mutual written agreement between Consultant and the Company (the “Services”), and Consultant hereby agrees to perform such Services for the Company.   Consultant shall perform the Services under this Agreement in a timely and professional manner, using a degree of skill and care consistent with industry standards.  Consultant may not subcontract or otherwise delegate its obligations under this Agreement or assign this Agreement without the Company’s prior written consent.

2.           Compensation. The Company will pay Consultant a fee for the Services rendered from July 1, 2009 as set forth in Exhibit A.  In addition, for Consultant’s previous uncompensated services to the Company since Consultant’s employment with the Company ceased on April 15, 2009, so long as this Agreement has not been terminated on, or before, August 31, 2009 by either party, the Company shall also pay Consultant a lump sum of $10,000 on September 1, 2009. All such compensation under this Agreement shall be in addition to the compensation paid or payable to Consultant pursuant to Consultant’s April 15, 2009 Settlement with the Company. Consultant will also be reimbursed for any reasonable expenses incurred in connection with the performance of services under this Agreement provided Consultant obtains prior written approval for expenses in excess of $500 and submits verification of any expenses to be reimbursed by the Company.  Upon termination of this Agreement for any reason, Consultant will be paid fees and expenses on a proportional basis for work which is then in progress, to and including the effective date of such termination.  The Company will reimburse Consultant for previously approved expenses within thirty (30) days after Consultant’s submission to the Company of its invoice.

3.           Independent Consultant. Consultant’s relationship with the Company under this Agreement will be that of an independent Consultant and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship.  Consultant is not an agent of the Company and is not authorized to make any representation, contract, or commitment on behalf of the Company under this Agreement.  Consultant will not be entitled under this Agreement to any of the benefits which the Company may make available to its employees.  Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant’s performance of services and receipt of fees under this Agreement.    Because Consultant is an independent Consultant, the Company will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker’s compensation insurance on Consultant’s behalf.  Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant, its agents or employees under this Agreement.  Consultant hereby agrees to indemnify and defend the Company against any and all such taxes or contributions, including penalties and interest and attorneys fees incurred by the Company in connection therewith.  Consultant is free to enter any contract to provide services to other business entities, except any contract which would induce Consultant to violate this Agreement.

4.	Intellectual Property Rights.

4.1           Proprietary Information. Consultant agrees during the term of this Agreement and thereafter that it will take all steps reasonably necessary to hold the Company’s Proprietary Information in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Proprietary Information to any third party without first obtaining the Company’s express written consent on a case-by-case basis. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company, whether in oral, written, graphic or electronic form.  By way of illustration, but not limitation “Proprietary Information” includes (a) trade secrets, know-how, inventions, ideas, tangible and intangible information such as antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, compounds, products, processes, designs, formulas, methods, techniques, programs, software models, algorithms, developmental or experimental work, clinical or other data, compilations of data, other works of authorship, improvements and discoveries (“collectively, each referred to as an “Invention”) ; (b) information regarding plans for research and development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, licensees and strategic partners, and the existence and terms of any business discussions, negotiations or agreements to which the Company is a party; and (c) information regarding the skills and compensation of other employees or consultants of the Company.  The term “Proprietary Information” shall not include information which the Consultant can demonstrate by competent written proof:  (1) is now, or hereafter becomes, through no act or failure to act on the part of the Consultant, generally known or available; (2) is known by the Consultant at the time of receiving such information, as evidenced by its written records; (3) is hereafter furnished to the Consultant by a third party, as a matter of right and without restriction on disclosure; or (4) is the subject of a written permission to disclose provided by the Company.

4.2           Third Party Information.  Consultant understands that the Company has received and will in the future receive confidential or proprietary information from third parties (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and use it only for certain limited purposes.  Consultant agrees to hold Third Party Information in confidence and not to disclose to anyone (other than personnel of the Company who need to know such information in connection with their work for the Company) or to use, except in connection with Consultant’s work for the Company, Third Party Information unless expressly authorized in writing by an officer of the Company.

4.3             Company Work Product Assignments.    Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any “Company Work Product” without the Company's prior written consent. “Company Work Product” under this Agreement shall mean any Inventions or any other work product whether or not patentable and all directly related know-how thereto developed by Consultant as part of the Services. Consultant hereby assigns to the Company all of the Consultant’s right, title and interest in and to all Company Work Product and hereby agrees, upon the Company’s request, to execute, verify, and deliver to the Company all documents including, but not limited to, assignments and applications for Letters of Patent, trademark or copyright registrations, or any other form or method of government protection provided by any local, state, or federal laws of the United States or any other country or political subdivision thereof, and whether such protection is now known or subsequently derived, and to perform such other acts, including, but not limited to, appearing as a witness in any action brought in connection with this Agreement, that is deemed reasonably necessary or appropriate by the Company to allow it to obtain the sole right, title, interest and benefit of all such Company Work Product. Consultant agrees to cooperate with the Company or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of the Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by the Company to carry out the purpose of this Agreement.

5.           Representations and Warranties.   If Consultant  develops  Company Work Product as part of the Services  Consultant hereby represents and warrants that (a) the Company Work Product will be an original work of Consultant and any third parties will have executed assignment of rights reasonably acceptable to Company; (b) neither the Company Work Product nor any element thereof will infringe the Intellectual Property Rights of any third party; (c) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any liens, pledges, security interests, or other encumbrances; and (d) Consultant will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to third parties.  Consultant further warrants and represents that (a) it has full right and power to enter into and perform this Agreement without the consent of any third party; (b) Consultant will take all necessary precautions to prevent injury to any persons (including employees of Company) or damage to property (including Company’s property) during the term of this Agreement; and (c) should Company permit Consultant to use any of Company’s equipment, tools, or facilities during the term of this Agreement, such permission shall be gratuitous and Consultant shall be responsible for any injury to any person (including death) or damage to property (including Company's property) arising out of use of such equipment, tools or facilities, whether or not such claim is based upon its condition or on the alleged negligence of Company in permitting its use.

6.	Termination.

6.1           Term.  The term of this Agreement will begin on the date of this Agreement and will continue until the earlier of (i) final completion of the Services but in no event beyond December 31, 2009 or (ii) termination as provided in this Section 6 (the “Term”).

6.2           Termination by the Company.  The Company may terminate this Agreement at its convenience for any reason or no reason and without any breach by Consultant immediately upon written notice to Consultant.

6.3           Termination by Consultant.  Consultant may terminate this Agreement at any time upon written notice to the Company.

6.4           Noninterference with Business.  During and for a period of two (2) years immediately following termination of this Agreement by either party, Consultant agrees not to solicit or induce any employee or independent consultant to terminate or breach an employment, contractual or other relationship with the Company.  Consultant further agrees not to induce or attempt to induce any supplier, customer, licensee or strategic partner of the Company to cease doing business with the Company, or in any other manner interfere with the Company’s business relationships, contractual or otherwise.

6.5           Return of Company Property.  Upon termination of the Agreement or earlier as requested by the Company, Consultant will immediately deliver to the Company at its principal place of business any and all equipment, drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Work Product, Third Party Information or Proprietary Information of the Company.  Consultant further agrees that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company personnel at any time with or without notice.

7.	General Provisions.

7.1           Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing in accordance with the notice provisions set forth in this Section.  Such notice shall be in writing and shall be deemed given (i) upon personal delivery to the appropriate address, (ii) upon delivery by facsimile transmission with receipt confirmed, (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing, or (iv) if sent by overnight courier, the next business day such courier regularly makes deliveries.

7.2           Governing Law/Venue.  This Agreement will be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Venue for all purposes herein shall be in the state and federal courts within the State of Delaware.

7.3           Injunctive Relief for Breach.  Because Consultant’s services are personal and unique and because Consultant may have access to and become acquainted with the Proprietary Information of the Company, Consultant acknowledges and agrees that, if Consultant were to breach this Agreement, the Company would suffer an irreparable injury such that no remedy at law would adequately protect or appropriately compensate the Company for such injury.  Accordingly, Consultant agrees that the Company shall have the right to enforce this Agreement and any of its provisions by seeking an injunction or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

7.4           Amendment/Governing Terms.  The terms of this Agreement will govern all services undertaken by Consultant for the Company pursuant to Exhibit A.  All services rendered by Consultant hereunder shall be deemed undertaken by Consultant in his capacity as the Chief Financial Officer of the Company so long as he remains the Company’s CFO, with all such acts covered by any indemnification and D&O insurance policy coverage afforded the officers of the Company. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

7.5           Severability. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.

7.6           Successors and Assigns.  The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors and administrators and permitted assigns.  Consultant shall not assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of the Company.

7.7           Waiver.  No waiver shall be effective unless in writing executed by the waiving party.  The waiver from time to time by either the Company or Consultant of any of their respective rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party’s rights or remedies provided in this Agreement.

7.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

7.9           Legal Fees.  If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.

7.10           Export.  Consultant agrees not to export, directly or indirectly, any U.S. source technical data acquired from the Company or any products utilizing such data to countries outside of the United States, which export may be in violation of United States export laws or regulations.

7.11           Survival.  The following provisions shall survive termination of this Agreement: Sections 4, 5, 6, 7 and 8.

7.12           Voluntary Agreement.  Consultant acknowledges and agrees that Consultant is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that Consultant has carefully read this Agreement and has asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant agrees to waive its right to a jury trial if such waiver is requested by the Company. Finally, Consultant agrees that Consultant has been provided an opportunity to seek the advice of an attorney of its choice before signing this Agreement.

In Witness Whereof, the parties have caused this Independent Consulting Services Agreement to be executed by their duly authorized representative.

The Company:

Protalex, Inc.

By:

Name:

Title:
Address:

Consultant:

(Printed Name)

By:

Title:
(if applicable)
Address:

Tax ID #:

Exhibit A

SERVICES

Consultant agrees to consult with the Company in the specific areas of Accounting, Finance and Operations assignments as requested by the Company’s CEO (or in his absence, the Company’s Chairman).  The Company would expect Consultant to perform the following specific activities under this Agreement: (List all activities)

•	Accounting, Finance, Operational and Administrative duties as deemed necessary and agreed to with Company’s CEO or in his absence, the Company’s Chairman.

Change of scope must be provided in writing and signed by both parties.

Payment of Fees

A fixed monthly rate of $5,000 period beginning July 1, 2009 (and prorated for any partial 30 day period).  Payments shall be made in arrears on a bi-monthly basis.